EXHIBIT 4.7

                             GUARANTEE AGREEMENT

               THIS GUARANTEE AGREEMENT (the "Agreement") is made this 11th day of January, 1995, by Worldcorp, Inc., a corporation organized under the laws of the State of Delaware (the "Guarantor") for the benefit of Scott & Stringfellow, Inc. (the "Lender").

               WHEREAS, the WorldCorp Employee Savings and Stock Ownership Trust (the "Borrower") has applied to the Lender for a margin loan (the "Loan") which is to be advanced pursuant to the terms of a Customer Agreement of even date herewith (the Customer Agreement, together with any and all amendments and modifications thereto, renewals and extensions thereof and substitutes therefor are herein collectively referred to as the "Loan Agreement"); and

               WHEREAS, the Guarantor has requested the Lender to enter into the Loan Agreement with the Borrower and to make the Loan to the Borrower pursuant thereto; and

               WHEREAS, the Lender has required, as a condition of making the Loan, the execution of this Agreement by the Guarantor.

               NOW, THEREFORE, in order to induce the Lender to make the Loan to Borrower, the Guarantor covenants and agrees with the Lender as follows:

          I.  The Guaranty.

               1. The Guarantor hereby unconditionally and irrevocably guarantees to the Lender:

                    A.  the payment in full (and not merely the
          collectibility) of the principal of the Loan and the interest thereon, and the full amount of any margin call, in each case when due and payable according to the terms of the Loan Agreement;

                    B. the payment in full of all other sums and charges which at any time may be due and payable in accordance with the Loan Agreement; and

                    C. the due and punctual performance of all of the other terms, covenants and conditions contained in the Loan Agreement.

                This Guarantee is not limited by the non-recourse nature of the Loan Agreement. In this regard, the amount of the principal, interest, margin calls and other sums payable under the Loan Agreement shall be determined without regard to the non-recourse nature of the Loan Agreement, and the obligations of the Borrower shall not be deemed to be limited by the non-recourse nature of the Loan Agreement.

               2. The obligations and liabilities of the Guarantor under this Agreement shall be absolute, unconditional, irrespective of the genuineness, validity, priority, regularity or enforceability of the Loan Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way releasing, affecting or in any way impairing the obligation and liabilities of the Guarantor hereunder:

                    A.  waive compliance with, or any defaults
          under, or grant any other indulgences under or with respect to the Loan Agreement;

                    B.  grant extensions or renewals of or with
          respect to the Loan Agreement;

                    C.  effect any release, subordination,
          compromise or settlement in connection with the Loan
          Agreement; and

                    D. make advances for the purpose of performing any term, provision or covenant contained in the Loan
          Agreement with respect to which the Borrower shall then be in default.

               3. The obligations and liabilities of the Guarantor under this Agreement shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that the Guarantor may have against the Borrower and/or the Lender and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrower with respect to the Loan Agreement, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon the Borrower, or to sell the Collateral or otherwise pursue, enforce or exhaust its remedies against the Borrower or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against the Guarantor under this Agreement, either in the same action, if any, brought against the Borrower or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the forgoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of the Borrower, the Guarantor or any obligor under the Loan Agreement, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against the Borrower or the Guarantor or any obligor under the Loan Agreement shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of the Guarantor hereunder in any manner whatsoever, and this Agreement shall remain and continue in full force and effect. It is the intent and purpose of this Agreement that the Guarantor shall and does hereby waive all rights and benefits which might accrue to the Guarantor by reason of any such proceeding, and the Guarantor agrees that it shall be liable for the full amount of the obligations and liabilities under this Agreement, regardless of, and irrespective to, any modification, limitation or discharge of the liability of the Borrower, the Guarantor or any obligor under the Loan Agreement, that may result from such proceedings.

               4.  The Guarantor hereby unconditionally,
          irrevocably and expressly waives:

                    A. presentment and demand for payment of the principal or of the interest under the Loan and protest of non-payment;

                    B. notice of acceptance of this Agreement and of presentment, demand and protest thereof;

                    C. notice of any default hereunder or under the Loan Agreement and notice of all indulgences except such notices as are specifically provided for in this Agreement;

                    D.  demand for observance, performance or
          enforcement of any of the terms or provisions of this Agreement or the Loan Agreement;

                    E.  any right or claim of right to cause a
          marshalling of the assets of the Borrower; and

                    F.  all other notices and demands otherwise
          required by law which the Guarantor may lawfully waive.

               5. In the event the Lender shall commence any action or proceeding for the enforcement of this Agreement, then the Guarantor will reimburse the Lender, promptly upon demand, for any and all expenses incurred by the Lender in connection with such action or proceeding including, without limitation, reasonable attorney's fees together with interest thereon.

          II.  Representation and Warranties

               1.  The Guarantor:

                    A. is duly organized, validly existing and in good standing under the laws of the State of its organization;

                    B.  has the power and authority to own its
          properties and to carry on its business as now being conducted;

                    C.  is qualified to do business in every
          jurisdiction in which the nature of its business or its properties makes such qualification necessary; and

                    D. is in material compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

               2. The execution, delivery and performance by the Guarantor of this Agreement (a) is within the powers of the Guarantor; (b) has been duly authorized by all requisite action of the Guarantor; (c) has received all necessary governmental and other approvals; and (d) will not violate any provision of law, any order of court or other agency of government, the articles of incorporation or by-laws of the Guarantor or any indenture, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of their property or assets except as contemplated in this Agreement.

          III.  Affirmative Covenants

               1. The Guarantor will do any and all things necessary to preserve and keep in full force and effect its existence, franchises, rights, privileges and trade names as a corporation under the laws of the State of its incorporation and in every jurisdiction in which the nature of its business or its properties makes qualification to do business necessary.

               2. The Guarantor will make, execute, acknowledge and deliver all and every such further acts and assurances as the Lender shall from time to time require for confirming or carrying out the intentions or facilitating the performance of the terms of this Agreement.

          IV.  Miscellaneous

               1. In the event any provision of this Agreement (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement; but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Agreement, but only to the extent it is invalid, illegal, or unenforceable.

               2. All of the grants, covenants, terms, provisions and conditions of this Agreement shall inure to the benefit of, and be enforceable by, the Lender and its successors and assigns, and shall be binding upon, and enforceable against, the Guarantor and its successors and assigns.

               3. No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purposes for which given. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same or by any course of conduct by the Lender.

               4. The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof.

               5. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

               6. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

               7. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been properly given or served for all purposes when delivered by hand, or sent by overnight courier or by certified mail, postage prepaid, return receipt requested, to the respective addresses as follows:

                    (a)  If to Lender:

                         Scott & Stringfellow, Inc.
                         909 East Main Street
                         Richmond, VA   23219
                         Attention:  Steven DeLaney

                    (b)  If to Guarantor:

                         WorldCorp, Inc.
                         13873 Park Center Road
                         Herndon, VA  22071
                         Attention:  General Counsel

          Any of the parties hereto may designate a change of address by notice in writing to the other parties. Whenever in this Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

               8. This Agreement shall be a continuing one and shall be binding upon the Guarantor regardless of how long before or after the date hereof any of the obligations and liabilities were or are incurred. This Agreement shall end on the date when, after termination of the Loan in accordance with the provisions thereof, there shall be no obligations or liabilities under this Agreement outstanding.


               WITNESS the signature and seal of an authorized officer of the Guarantor as of the day and year first above written.

          WITNESS (OR ATTEST):               WORLDCORP, INC.

          /s/ Andrew M. Paalborg
          _________________________              /s/ T. Coleman Andrews
                                             By:__________________________
                                                  T. Coleman Andrews
                                                  Chief Executive Officer and
                                                  President

          STATE/COMMONWEALTH OF VIRGINIA
          COUNTY/CITY OF FAIRFAX, TO WIT:

               I HEREBY CERTIFY, that on this 11th day of January, 1995, before me, a Notary Public of said State/Commonwealth, personally appeared T. Coleman Andrews, III, who acknowledged himself to be the Chief Executive Officer and President of WorldCorp, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purposes therein contained as the fully authorized Chief Executive Officer and President of said corporation by signing the name of the corporation by himself as Chief Executive Officer and President.

               WITNESS my hand and Notarial Seal.

          /s/ Carol Bengston
          _____________________________
                                             Notary Public

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